Exhibit 99.3

RODOBO INTERNATIONAL

Rodobo International, Inc. to Present at the Global Hunter Securities 2010 China Conference on July 12

HARBIN, China, July 6 /PRNewswire-Asia-FirstCall/ -- Rodobo International, Inc. (OTC Bulletin Board: RDBO, "Rodobo" or the "Company"), a leading producer and distributor of high-quality formula milk powder for infants, children, the middle aged and the elderly, today announced it will present at the Global Hunter Securities 2010 China Conference on July 12, 2010 at 1:00 p.m. PDT (Presentation Room 3). The conference is being held at The St. Regis Hotel, San Francisco.

Rodobo management will also be making presentations to investors and financial analysts as part of a non-deal roadshow in New York on July 8-9, 2010.

About Rodobo International Inc.

Rodobo International, Inc. is a fast growing non-state-owned dairy company in China. Through its wholly-owned operating subsidiaries and variable interest entity, Rodobo International, Inc. is a producer and distributor of high-quality formula milk powder products for infants, children, the middle-aged and the elderly in China. The Company's products are sold under the brand names "Rodobo", "Healif" and "Peer" and are produced in cutting edge facilities under superior quality control systems and in compliance with high industry standards.

Forward Looking Statements

Certain statements in this release and other written or oral statements made by or on behalf of the Company are "forward looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. The forward looking statements are subject to a number of risks and uncertainties including market acceptance of the Company's services and projects and the Company's continued access to capital and other risks and uncertainties. The actual results the Company achieves may differ materially from any forward- looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date of such statements.

For more information, please contact:

Company Contact:

     Stephen Tong
     Rodobo International, Inc.
     Tel:   +86-010-6216-6396
     Email: tongzijian@gmail.com

     Xiuzhen Qiao
     Rodobo International Inc
     Tel:    +86-010-62166032
     Email: qiaozhen1973@163.com

Investor Relations:

     Mr. Stan Wunderlich
     Consulting for Strategic Growth 1, LTD
     Tel:   1-800-625-2236
     Email: swunderlich@cfsg1.com
     Web:   www.cfsg1.com